Exhibit 99.1

NEWS RELEASE
18

CONTACTS
Media	Investor Relations
Angela Howland Blackwell – 585-678-7141 Cheryl Gossin – 585-678-7191	Patty Yahn-Urlaub – 585-678-7483 Bob Czudak – 585-678-7170

Constellation Brands Reports
Third Quarter Fiscal 2012 Results

•	Achieves comparable basis diluted EPS of $0.50 and reported basis diluted EPS of $0.52
•	Strong free cash flow generation drives $100 million increase to annual guidance; new target range set at $700-$750 million
•	Repurchases 5.2 million shares for $94 million during the quarter; repurchases 15 million shares for $281 million during first nine months of fiscal 2012
•	Reaffirms fiscal 2012 comparable basis diluted EPS of $2.00 - $2.10; updates reported basis diluted EPS to $1.96 - $2.06

Third Quarter 2012 Financial Highlights* (in millions, except per share data)

	Comparable	% Change		Reported	% Change
Consolidated net sales	$701	-27%		$701	-27%

Operating income	$153	-13%		$160	-6%

Operating margin	21.8%	360	bps	22.9%	530	bps

Equity in earnings of equity method investees**	$53	-25%		$53	-25%

Earnings before interest and taxes (EBIT)	$206	-17%		NA	NA

Net income	$101	-29%		$105	-25%

Diluted earnings per share	$0.50	-24%		$0.52	-20%

VICTOR, N.Y., Jan. 5, 2012 – Constellation Brands, Inc. (NYSE: STZ), the world’s leading premium wine company, reported today its third quarter 2012 results.

“Our third quarter results were generally consistent with our expectations for the business and reflect continuing progress particularly in the areas of free cash flow generation and improving depletion trends for our U.S. wine and spirits business. I am especially pleased with the ongoing momentum from our new product development and brand building initiatives,” said Rob Sands, president and chief executive officer, Constellation Brands.

Third Quarter 2012 Net Sales Highlights* (in millions)
	Reported			Organic(1)
	Net Sales	% Change	Constant Currency Change	Net Sales	% Change	Constant Currency Change
Consolidated	$701	-27%	-28%	$701	-8%	-8%
North America	$701	-4%	-5%	$701	-8%	-8%

*Definitions of reported, comparable, organic and constant currency, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release.
** Hereafter referred to as “equity earnings.”
NA=Not applicable
(1) Prior to the divestiture of the Australian and U.K. business, net sales from CWNA to CWAE were eliminated as intercompany net sales. Subsequent to the divestiture, these net sales are now recorded as third party net sales. Accordingly, the prior period intercompany net sales are added back to the prior period reported net sales for comparison purposes.

Net Sales Commentary

Reported consolidated net sales decreased 27 percent due primarily to the divestiture of the Australian and U.K. wine business.

North American net sales on an organic constant currency basis decreased eight percent primarily due to a decrease in volume driven largely by the overlap of distributor inventory build in the third quarter last year as part of the U.S. distributor consolidation initiative. “However, we are on track to meet our comparable basis EPS goal for the year and expect to see improving sales trends in the fourth quarter,” said Sands. “We are experiencing improving depletion and marketplace performance driven by our focus brands and new products including Simply Naked, Primal Roots, the Dreaming Tree, Rex Goliath Moscato, Woodbridge Malbec, Ruffino Prosecco and Arbor Mist Pomegranate Berry Pinot Noir.”

Operating Income and Net Income Commentary

The decrease in consolidated comparable basis operating income was driven primarily by lower volume in North America, partially offset by lower corporate expenses.

Constellation’s equity earnings from its 50 percent interest in the Crown Imports joint venture totaled $43 million, a decrease of 25 percent from the prior year.  For third quarter 2012, Crown generated net sales of $541 million, a decrease of 12 percent, and operating income of $87 million, a decrease of 25 percent.  The decrease in net sales for Crown was primarily driven by lower volume due to the overlap of the prior year third quarter distributor inventory rebuild subsequent to the supply chain issues experienced during the summer of 2010. Operating income decreased primarily as a result of the lower volume and higher marketing spend.

“During the third quarter, depletions increased mid-single digits driven by Modelo Especial, Victoria and Corona Familiar,” said Sands. “Crown had great success with enhanced marketing efforts related to the “Find Your Beach” advertising campaign and incremental investments during the National Football League season. Crown continues to outperform the industry, the import category and other major suppliers in the marketplace.”

For third quarter 2012, pre-tax restructuring charges and unusual items totaled a benefit of $8 million compared to expense of $6 million for the prior year third quarter.

Interest expense totaled $46 million, a decrease of six percent. The decrease was primarily due to lower average borrowings.

The comparable basis effective tax rate for the quarter was 37 percent compared to a 29 percent rate for the prior year third quarter, which reflected the favorable outcome of various tax items.

Free Cash Flow and Common Stock Repurchases Commentary

Free cash flow for nine months 2012 totaled $587 million. During third quarter 2012, the company repurchased 5.2 million shares of common stock at a cost of $94 million. The company has purchased 15 million shares at a cost of $281 million during nine months 2012.

“The company has increased its fiscal 2012 free cash flow target by $100 million to a range of $700 to $750 million,” said Bob Ryder, chief financial officer, Constellation Brands. “Our continued strong free cash flow generation enabled us to reduce our debt, fund the stock repurchases and acquire the remaining 50.1 percent interest in the Ruffino business.”

Outlook

The table below sets forth management’s current diluted EPS expectations for fiscal 2012 compared to fiscal 2011 actual results, both on a reported basis and a comparable basis.

Constellation Brands Fiscal Year 2012
Diluted Earnings Per Share Outlook

	Reported Basis		Comparable Basis
	FY12 Estimate	FY11 Actual	FY12 Estimate	FY11 Actual
Fiscal Year Ending Feb. 29/28	$1.96 - $2.06	$2.62	$2.00 - $2.10	$1.91

Full-year fiscal 2012 guidance includes the following current assumptions but excludes any impact from any repurchases of the company’s common stock subsequent to Nov. 30, 2011:

•	Interest expense: approximately $180 - $185 million
•	Tax rate: approximately 27 percent
•	Weighted average diluted shares outstanding: approximately 209 million
•	Free cash flow: approximately $700 - $750 million

Conference Call

A conference call to discuss third quarter 2012 results and outlook will be hosted by President and Chief Executive Officer Rob Sands and Executive Vice President and Chief Financial Officer Bob Ryder on Thurs., Jan. 5, 2012 at 10:30 a.m. (eastern).  The conference call can be accessed by dialing +973-935-8505 beginning 10 minutes prior to the start of the call.  A live listen-only webcast of the conference call, together with a copy of this news release (including the attachments) and other financial information that may be discussed during the call will be available on the Internet at Constellation’s website: www.cbrands.com under “Investors,” prior to the call.

Explanations

Reported basis (“reported”) operating income, net income and diluted EPS are as reported under generally accepted accounting principles.  Operating income, net income and diluted EPS on a comparable basis (“comparable”), exclude restructuring charges and unusual items.  The company’s measure of segment profitability excludes restructuring charges and unusual items, which is consistent with the measure used by management to evaluate results.

The company discusses additional non-GAAP measures in this news release, including constant currency net sales, organic net sales, comparable basis EBIT and free cash flow.

Supplemental Financial Information

Tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are attached to and are part of this news release.

About Constellation Brands

Constellation Brands is the world’s leading premium wine company that achieves success through an unmatched knowledge of wine consumers, storied brands that suit varied lives and tastes, and talented employees worldwide. With a broad portfolio of widely admired premium products across the wine, beer and spirits categories, Constellation’s brand portfolio includes Robert Mondavi, Clos du Bois, Blackstone, Arbor Mist, Estancia, Ravenswood, Ruffino, Jackson-Triggs, Inniskillin, Kim Crawford, Corona Extra, Black Velvet Canadian Whisky and SVEDKA Vodka.

Constellation Brands (NYSE: STZ and STZ.B) is a S&P 500 Index and Fortune 1000® company with more than 100 brands in our portfolio, sales in about 100 countries and operations in approximately 30 facilities. The company believes that industry leadership involves a commitment to our brands, to the trade, to the land, to investors and to different people around the world who turn to our products when celebrating big moments or enjoying quiet ones. We express this commitment through our vision: to elevate life with every glass raised. To learn more about Constellation, visit the company's website at www.cbrands.com.

Forward-Looking Statements

The statements made under the heading Outlook, and all statements other than statements of historical facts set forth in this news release regarding Constellation’s business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, the “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the Projections.

During the current quarter, Constellation may reiterate the Projections. Prior to the start of the company's quiet period, which will begin at the close of business on Feb. 29, 2012, the public can continue to rely on the Projections as still being Constellation's current expectations on the matters covered, unless Constellation publishes a notice stating otherwise. During Constellation’s “quiet period,” the Projections should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.

The Projections are based on management's current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, financing or share repurchase that may be completed after the date of this release. The Projections should not be construed in any manner as a guarantee that such results will in fact occur.

In addition to the risks and uncertainties of ordinary business operations, the Projections of the company contained in this news release are subject to a number of risks and uncertainties, including:

•	the exact duration of the share repurchase implementation; and the amount and timing of any share repurchases;
•	achievement of all expected cost savings from the company's various restructuring plans and realization of expected asset sale proceeds from the sale of inventory and other assets;
•	accuracy of the bases for forecasts relating to joint ventures and associated costs, losses, purchase obligations and capital investment requirements;
•
restructuring charges and other one-time costs associated with restructuring plans may vary materially from management's current estimates due to variations in one or more of anticipated headcount reductions, contract terminations, costs or timing of plan implementation;

•	raw material supply, production or shipment difficulties could adversely affect the company's ability to supply its customers;
•
increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the company's products and/or result in lower than expected sales or higher than expected expenses;

•
general economic, geo-political and regulatory conditions, prolonged downturn in the economic markets in the U.S. and in the company’s major markets outside of the U.S., continuing instability in world financial markets, or unanticipated environmental liabilities and costs;

•	changes to accounting rules and tax laws, and other factors which could impact the company's reported financial position, results of operations or effective tax rate;
•	changes in interest rates and the inherent unpredictability of currency fluctuations, commodity prices and raw material costs; and
•
other factors and uncertainties disclosed in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2011, which could cause actual future performance to differ from current expectations.

Constellation Brands, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	November 30, 2011	February 28, 2011
Assets

Current Assets:
Cash and cash investments	$55.8	$9.2
Accounts receivable, net	569.2	417.4
Inventories	1,463.5	1,369.3
Prepaid expenses and other	90.0	287.1

Total current assets	2,178.5	2,083.0

Property, plant and equipment, net	1,251.7	1,219.6
Goodwill	2,602.2	2,619.8
Intangible assets, net	897.6	886.3
Other assets, net	295.2	358.9

Total assets	$7,225.2	$7,167.6

Liabilities and Stockholders' Equity

Current Liabilities:
Notes payable to banks	$352.3	$83.7
Current maturities of long-term debt	174.4	15.9
Accounts payable	270.6	129.2
Accrued excise taxes	23.5	14.2
Other accrued expenses and liabilities	357.4	419.9

Total current liabilities	1,178.2	662.9

Long-term debt, less current maturities	2,577.9	3,136.7
Deferred income taxes	594.3	583.1
Other liabilities	236.8	233.0

Total liabilities	4,587.2	4,615.7

Total stockholders' equity	2,638.0	2,551.9

Total liabilities and stockholders' equity	$7,225.2	$7,167.6

Constellation Brands, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	November 30, 2011	November 30, 2010	November 30, 2011	November 30, 2010
Sales	$789.0	$1,191.4	$2,270.1	$3,224.5
Excise taxes	(88.3)	(225.0)	(243.9)	(607.8)
Net sales	700.7	966.4	2,026.2	2,616.7

Cost of product sold	(417.8)	(614.5)	(1,209.3)	(1,680.6)
Gross profit	282.9	351.9	816.9	936.1

Selling, general and administrative expenses	(121.8)	(176.1)	(398.2)	(512.2)
Restructuring charges	(0.8)	1.2	(11.6)	(17.4)
Impairment of intangible assets	-	(6.9)	-	(6.9)
Operating income	160.3	170.1	407.1	399.6

Equity in earnings of equity method investees	53.3	71.4	179.5	192.3
Interest expense, net	(46.3)	(49.1)	(133.1)	(147.9)
Income before income taxes	167.3	192.4	453.5	444.0

Provision for income taxes	(62.5)	(53.1)	(111.5)	(164.3)
Net income	$104.8	$139.3	$342.0	$279.7

Earnings Per Common Share:
Basic - Class A Common Stock	$0.53	$0.67	$1.67	$1.33
Basic - Class B Convertible Common Stock	$0.48	$0.61	$1.52	$1.21

Diluted - Class A Common Stock	$0.52	$0.65	$1.62	$1.30
Diluted - Class B Convertible Common Stock	$0.47	$0.60	$1.49	$1.20

Weighted Average Common Shares Outstanding:
Basic - Class A Common Stock	176.293	186.272	183.348	188.154
Basic - Class B Convertible Common Stock	23.585	23.680	23.594	23.706

Diluted - Class A Common Stock	202.933	213.110	210.666	214.515
Diluted - Class B Convertible Common Stock	23.585	23.680	23.594	23.706

Constellation Brands, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Nine Months Ended
	November 30, 2011	November 30, 2010
Cash Flows From Operating Activities
Net income	$342.0	$279.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	71.6	91.9
Stock-based compensation expense	37.5	39.8
Deferred tax provision	36.8	72.2
Equity in earnings of equity method investees, net of distributed earnings	27.1	(0.4)
Amortization of intangible and other assets	9.0	11.0
Gain on business sold, net	(3.0)	-
Gain on contractual obligation from put option of Ruffino shareholder	(2.5)	-
Impairment of intangible assets	-	6.9
Loss on disposal or impairment of long-lived assets, net	-	1.2
Change in operating assets and liabilities:
Accounts receivable, net	(139.5)	(344.3)
Inventories	(37.8)	52.5
Prepaid expenses and other current assets	13.6	7.9
Accounts payable	135.3	72.6
Accrued excise taxes	9.4	20.5
Other accrued expenses and liabilities	133.9	76.4
Other, net	7.4	(18.5)
Total adjustments	298.8	89.7
Net cash provided by operating activities	640.8	369.4

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(54.1)	(70.1)
Purchase of business, net of cash acquired	(51.5)	-
Payments related to sale of business	(26.9)	(1.6)
Investments in equity method investees	(0.1)	(29.7)
Proceeds from redemption of available-for-sale debt securities	20.2	-
Proceeds from note receivable	1.0	60.0
Proceeds from sales of assets	0.6	15.5
Other investing activities	(7.9)	0.8
Net cash used in investing activities	(118.7)	(25.1)

Cash Flows From Financing Activities
Principal payments of long-term debt	(470.5)	(101.1)
Purchases of treasury stock	(281.3)	(300.0)
Payment of minimum tax withholdings on stock-based payment awards	(2.2)	(0.4)
Net proceeds from (repayment of) notes payable	223.2	(16.7)
Proceeds from exercises of employee stock options	42.3	35.8
Proceeds from excess tax benefits from stock-based payment awards	11.1	7.1
Proceeds from employee stock purchases	2.4	2.1
Payment of financing costs of long-term debt	-	(0.2)
Net cash used in financing activities	(475.0)	(373.4)

Effect of exchange rate changes on cash and cash investments	(0.5)	1.6

Net increase (decrease) in cash and cash investments	46.6	(27.5)
Cash and cash investments, beginning of period	9.2	43.5
Cash and cash investments, end of period	$55.8	$16.0

Constellation Brands, Inc. and Subsidiaries
RECONCILIATION OF REPORTED, ORGANIC AND CONSTANT CURRENCY NET SALES
(in millions)

As the company sold 80.1% of its Australian and U.K. business on January 31, 2011, organic net sales for the three months and nine months ended November 30, 2010, are defined by the company as reported net sales less net sales of CWAE (as defined below), plus CWNA (as defined below) intercompany net sales to CWAE, as appropriate.  Organic net sales and percentage increase (decrease) in constant currency net sales (which excludes the impact of year-over-year currency exchange rate fluctuations) are provided because management uses this information in monitoring and evaluating the underlying business trends of the continuing operations of the company.  In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year-over-year financial performance.

					Constant					Constant
	Three Months Ended				Currency	Nine Months Ended				Currency
	November 30,	November 30,	Percent	Currency	Percent	November 30,	November 30,	Percent	Currency	Percent
	2011	2010	Change	Impact	Change (1)	2011	2010	Change	Impact	Change (1)
Consolidated Net Sales	$700.7	$966.4	(27%)	-	(28%)	$2,026.2	$2,616.7	(23%)	1%	(23%)
Less: CWAE net sales, net of CWNA intercompany net sales to CWAE (2)	-	(208.0)				-	(558.4)
Consolidated Organic Net Sales	$700.7	$758.4	(8%)	-	(8%)	$2,026.2	$2,058.3	(2%)	1%	(3%)

Constellation Wines North America ("CWNA") Net Sales	$700.7	$731.7	(4%)	-	(5%)	$2,026.2	$1,977.2	2%	1%	1%
Plus: CWNA intercompany net sales to CWAE (2)	-	26.7				-	81.1
Constellation Wines North America Organic Net Sales	$700.7	$758.4	(8%)	-	(8%)	$2,026.2	$2,058.3	(2%)	1%	(3%)

Constellation Wines Australia and Europe ("CWAE") Net Sales	$-	$234.7	(100%)	-	(100%)	$-	$639.5	(100%)	-	(100%)
Less: CWAE net sales	-	(234.7)				-	(639.5)
Constellation Wines Australia and Europe Organic Net Sales	$-	$-	-	-	-	$-	$-	-	-	-

(1)	May not sum due to rounding as each item is computed independently.

(2)
Prior to the divestiture of the Australian and U.K. business, net sales from CWNA to CWAE were eliminated as intercompany net sales.  Subsequent to the divestiture, these net sales are now recorded as third party net sales.  Accordingly, the prior period intercompany net sales are added back to the prior period reported net sales for comparison purposes.

SUPPLEMENTAL SHIPMENT, DEPLETION AND U.S. FOCUS BRANDS INFORMATION
(in millions, branded product, 9 liter case equivalents)

	Three Months Ended			Nine Months Ended
	November 30, 2011	November 30, 2010	Percent Change	November 30, 2011	November 30, 2010	Percent Change
North America Shipment Volume	16.2	17.2	(5.8%)	46.8	48.2	(2.9%)
North America Organic Shipment Volume (3)	16.2	17.5	(7.4%)	46.8	49.2	(4.9%)
U.S. Domestic Shipment Volume	12.2	13.6	(10.3%)	35.3	37.5	(5.9%)
U.S. Domestic Focus Brands Shipment Volume (4)	8.3	8.8	(5.7%)	23.4	23.7	(1.3%)

U.S. Domestic Depletion Volume Growth (5)			1.6%			(0.3%)
U.S. Domestic Focus Brands Depletion Volume Growth (4)(5)			5.8%			4.1%

(3)
Includes an adjustment for shipment volumes from CWNA to CWAE that were eliminated as intercompany shipment volumes prior to the divestiture of the Australian and U.K. business.  Subsequent to the divestiture, these shipment volumes are now recorded as third party shipment volumes.  Accordingly, the prior period intercompany shipment volumes are added back to the prior period reported shipment volumes for comparison purposes.

(4)
U.S. Focus Brands include the following brands:  Robert Mondavi, Clos du Bois, SVEDKA Vodka, Blackstone, Estancia, Arbor Mist, Black Velvet Canadian Whisky, Toasted Head, Simi, Black Box, Ravenswood, Rex Goliath, Kim Crawford, Franciscan Estate, Wild Horse, Ruffino, Nobilo, Mount Veeder and Inniskillin.

(5)	Depletions represent distributor shipments of the company’s respective branded products to retail customers, based on third party data.

Constellation Brands, Inc. and Subsidiaries
SUMMARIZED SEGMENT AND EQUITY EARNINGS INFORMATION
(in millions)

	Three Months Ended			Nine Months Ended
	November 30, 2011	November 30, 2010	Percent Change	November 30, 2011	November 30, 2010	Percent Change
Constellation Wines North America
Segment net sales	$700.7	$731.7	(4%)	$2,026.2	$1,977.2	2%
Segment operating income	$172.1	$193.3	(11%)	$476.0	$507.0	(6%)
% Net sales	24.6%	26.4%		23.5%	25.6%
Equity in earnings of equity method investees	$10.1	$11.5	(12%)	$13.8	$11.3	22%

Constellation Wines Australia and Europe
Segment net sales	$-	$234.7	(100%)	$-	$639.5	(100%)
Segment operating income	$-	$8.5	(100%)	$-	$2.5	(100%)
% Net sales		3.6%			0.4%
Equity in earnings of equity method investees	$-	$2.0	(100%)	$-	$4.1	(100%)

Corporate Operations and Other Segment Operating Loss	$(19.3)	$(25.5)	(24%)	$(59.1)	$(79.5)	(26%)

Equity in Earnings of Crown Imports (1)	$43.2	$57.9	(25%)	$165.7	$177.5	(7%)

Reportable Segment Operating Income (A)	$152.8	$176.3		$416.9	$430.0
Restructuring Charges and Unusual Items	7.5	(6.2)		(9.8)	(30.4)
Consolidated Operating Income (GAAP)	$160.3	$170.1		$407.1	$399.6

Reportable Segment Equity in Earnings of Equity Method Investees (B)	$53.3	$71.4		$179.5	$192.9
Restructuring Charges and Unusual Items	-	-		-	(0.6)
Consolidated Equity in Earnings of Equity Method Investees (GAAP)	$53.3	$71.4		$179.5	$192.3

Consolidated Earnings Before Interest and Taxes (Non-GAAP) (A+B)	$206.1	$247.7		$596.4	$622.9

(1) Crown Imports Joint Venture Summarized Financial Information	Three Months Ended			Nine Months Ended
	November 30, 2011	November 30, 2010	Percent Change	November 30, 2011	November 30, 2010	Percent Change
Net sales	$540.5	$611.6	(12%)	$1,945.0	$1,912.5	2%
Operating income	$86.7	$116.1	(25%)	$332.1	$356.2	(7%)
% Net sales	16.0%	19.0%		17.1%	18.6%

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share data)

	Three Months Ended November 30, 2011				Three Months Ended November 30, 2010				Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
	Reported Basis (GAAP)	Strategic Business Realignment (2)	Other (3)	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Strategic Business Realignment (2)	Other	Comparable Basis (Non-GAAP)
Net Sales	$700.7			$700.7	$966.4			$966.4	(27%)	(27%)
Cost of product sold	(417.8)		0.8	(417.0)	(614.5)	0.6	0.5	(613.4)	(32%)	(32%)
Gross Profit	282.9		0.8	283.7	351.9	0.6	0.5	353.0	(20%)	(20%)
Selling, general and administrative expenses ("SG&A")	(121.8)		(9.1)	(130.9)	(176.1)	(0.6)		(176.7)	(31%)	(26%)
Restructuring charges	(0.8)	0.8		-	1.2	(1.2)		-	NM	NA
Impairment of intangible assets	-			-	(6.9)	6.9		-	(100%)	NA
Operating Income	160.3	0.8	(8.3)	152.8	170.1	5.7	0.5	176.3	(6%)	(13%)
Equity in earnings of equity method investees	53.3			53.3	71.4			71.4	(25%)	(25%)
EBIT				206.1				247.7	NA	(17%)
Interest expense, net	(46.3)			(46.3)	(49.1)			(49.1)	(6%)	(6%)
Income Before Income Taxes	167.3	0.8	(8.3)	159.8	192.4	5.7	0.5	198.6	(13%)	(20%)
Provision for income taxes	(62.5)	4.0	(0.5)	(59.0)	(53.1)	(3.8)	(0.2)	(57.1)	18%	3%
Net Income	$104.8	$4.8	$(8.8)	$100.8	$139.3	$1.9	$0.3	$141.5	(25%)	(29%)
Diluted Earnings Per Common Share	$0.52	$0.02	$(0.04)	$0.50	$0.65	$0.01	$-	$0.66	(20%)	(24%)
Weighted Average Common Shares Outstanding - Diluted	202.933	202.933	202.933	202.933	213.110	213.110	213.110	213.110

Gross Margin	40.4%			40.5%	36.4%			36.5%
SG&A as a percent of net sales	17.4%			18.7%	18.2%			18.3%
Operating Margin	22.9%			21.8%	17.6%			18.2%
Effective Tax Rate	37.4%			36.9%	27.6%			28.8%

NM = Not Meaningful

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share data)

	Nine Months Ended November 30, 2011				Nine Months Ended November 30, 2010				Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
	Reported Basis (GAAP)	Strategic Business Realignment (4)	Other (5)	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Strategic Business Realignment (4)	Other (5)	Comparable Basis (Non-GAAP)
Net Sales	$2,026.2			$2,026.2	$2,616.7			$2,616.7	(23%)	(23%)
Cost of product sold	(1,209.3)	0.3	0.8	(1,208.2)	(1,680.6)	1.7	2.1	(1,676.8)	(28%)	(28%)
Gross Profit	816.9	0.3	0.8	818.0	936.1	1.7	2.1	939.9	(13%)	(13%)
SG&A	(398.2)	4.1	(7.0)	(401.1)	(512.2)	2.3		(509.9)	(22%)	(21%)
Restructuring charges	(11.6)	11.6		-	(17.4)	17.4		-	(33%)	NA
Impairment of intangible assets	-			-	(6.9)	6.9		-	(100%)	NA
Operating Income	407.1	16.0	(6.2)	416.9	399.6	28.3	2.1	430.0	2%	(3%)
Equity in earnings of equity method investees	179.5			179.5	192.3		0.6	192.9	(7%)	(7%)
EBIT				596.4				622.9	NA	(4%)
Interest expense, net	(133.1)			(133.1)	(147.9)			(147.9)	(10%)	(10%)
Income Before Income Taxes	453.5	16.0	(6.2)	463.3	444.0	28.3	2.7	475.0	2%	(2%)
Provision for income taxes	(111.5)	(1.6)	(0.5)	(113.6)	(164.3)	(6.4)	29.2	(141.5)	(32%)	(20%)
Net Income	$342.0	$14.4	$(6.7)	$349.7	$279.7	$21.9	$31.9	$333.5	22%	5%
Diluted Earnings Per Common Share	$1.62	$0.07	$(0.03)	$1.66	$1.30	$0.10	$0.15	$1.55	25%	7%
Weighted Average Common Shares Outstanding - Diluted	210.666	210.666	210.666	210.666	214.515	214.515	214.515	214.515

Gross Margin	40.3%			40.4%	35.8%			35.9%
SG&A as a percent of net sales	19.7%			19.8%	19.6%			19.5%
Operating Margin	20.1%			20.6%	15.3%			16.4%
Effective Tax Rate	24.6%			24.5%	37.0%			29.8%

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
NOTES

(1)
The company reports its financial results in accordance with generally accepted accounting principles in the U.S. ("GAAP").  However, non-GAAP financial measures, as defined in the reconciliation tables above, are provided because management uses this information in evaluating the results of the continuing operations of the company and/or internal goal setting.  In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year-over-year financial performance.  See the tables above for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the three months and nine months ended November 30, 2011, and November 30, 2010.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP.  Please refer to the company's website at http://www.cbrands.com/investors for a more detailed description and further discussion of these non-GAAP financial measures.

(2)
For the three months ended November 30, 2011, strategic business realignment consists primarily of additional tax expense recognized in connection with the company's January 2011 sale of 80.1% of its Australian and U.K. business of $4.9 million.  For the three months ended November 30, 2010, strategic business realignment consists primarily of an impairment of certain intangible assets of $4.2 million, net of a tax benefit of $2.7 million, partially offset by a net gain on sale of a nonstrategic asset of $2.2 million, net of a tax provision of $0.0 million.

(3)
For the three months ended November 30, 2011, other consists primarily of net gains recognized in connection with the acquisition of Ruffino S.r.l. ("Ruffino") of $9.3 million, inclusive of a tax benefit of $0.2 million.  The net gains consist primarily of the reclassification of foreign currency translation adjustments previously recognized in accumulated other comprehensive income and the revaluation of the Ruffino Put Option Obligation to its acquistion-date fair value.

(4)
For the nine months ended November 30, 2011, strategic business realignment consists primarily of costs recognized by the company in connection with the Fiscal 2012 Initiative of $10.0 million, net of a tax benefit of $5.7 million, and additional tax expense recognized in connection with the company's January 2011 sale of 80.1% of its Australian and U.K. business of $4.9 million.  For the nine months ended November 30, 2010, strategic business realignment consists primarily of (i)  costs recognized by the company in connection with the Global Initiative of $14.2 million, net of a tax benefit of $3.3 million, and the Australian Initiative of $5.9 million, net of a tax benefit of $0.0 million; and (ii)  an impairment of certain intangible assets of $4.2 million, net of a tax benefit of $2.7 million; partially offset by a net gain on sale of a nonstrategic asset of $2.2 million, net of a tax provision of $0.0 million.

(5)
For the nine months ended November 30, 2011, other consists primarily of net gains recognized in connection with the acquisition of Ruffino of $9.3 million, inclusive of a tax benefit of $0.2 million, partially offset by a foreign currency loss on the Ruffino Put Option Obligation of $2.1 million, net of a tax benefit of $0.0 million.  The net gains consist primarily of the reclassification of foreign currency translation adjustments previously recognized in accumulated other comprehensive income and the revaluation of the Ruffino Put Option Obligation to its acquistion-date fair value.  For the nine months ended November 30, 2010, other consists primarily of a valuation allowance against deferred tax assets in the U.K. of $30.1 million.

 DEFINITIONS

Fiscal 2012 Initiative

The company's plan announced in June 2011 to streamline operations, gain efficiencies and reduce its cost structure following the sale of 80.1% of its Australian and U.K. business (the “Fiscal 2012 Initiative”).

Global Initiative
The company's plan announced in April 2009 to simplify its business, increase efficiencies and reduce its cost structure on a global basis (the "Global Initiative").

Australian Initiative

The company's plan announced in August 2008 to sell certain assets and implement operational changes designed to improve the efficiencies and returns associated with its Australian business (the "Australian Initiative").

Ruffino Put Option Obligation

The contractual obligation recorded in the fourth quarter of fiscal 2011 in connection with the potential settlement created by the notification by the 50.1% shareholder of Ruffino to exercise the option to put its entire equity interest in Ruffino to the company (the "Ruffino Put Option Obligation").

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
GUIDANCE - DILUTED EARNINGS PER SHARE AND FREE CASH FLOW

(in millions, except per share data)

Diluted Earnings Per Share Guidance	Range for the Year Ending February 29, 2012
Forecasted diluted earnings per share - reported basis (GAAP)	$1.96	$2.06
Strategic business realignment (1)	0.08	0.08
Other (2)	(0.04)	(0.04)
Forecasted diluted earnings per share - comparable basis (Non-GAAP) (3)	$2.00	$2.10

		Actual for the Year Ended February 28, 2011
Diluted earnings per share - reported basis (GAAP)		$2.62
Inventory step-up		0.01
Strategic business realignment (1)		(1.19)
Other (2)		0.48
Diluted earnings per share - comparable basis (Non-GAAP) (3)		$1.91

(1)
Includes $0.05, $0.02 and $0.01 diluted earnings per share for the year ending February 29, 2012, associated with the Fiscal 2012 Initiative; additional tax expense recognized in connection with the company's January 2011 sale of 80.1% of its Australian and U.K. business; and other restructuring activities.  Includes ($1.33), $0.09, $0.03 and $0.02 diluted earnings per share for the year ended February 28, 2011, associated with net gains recognized by the company primarily in connection with the sale of 80.1% of its Australian and U.K. business; the Global Initiative; the Australian Initiative; and an impairment of certain intangible assets, respectively. (3)

(2)
Includes ($0.03) diluted earnings per share for the year ending February 29, 2012, associated with net gains recognized in connection with the acquisition of Ruffino.  Includes $0.28, $0.14 and $0.05 diluted earnings per share for the year ended February 28, 2011, associated with a loss on the potential settlement of the contractual obligation created by the notification by the 50.1% shareholder of Ruffino to exercise the option to put its entire equity interest in Ruffino to the company; a valuation allowance against deferred tax assets in the U.K.; and an impairment of certain intangible assets, respectively. (3)

(3)	May not sum due to rounding as each item is computed independently.

Free Cash Flow Guidance

Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes.  A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.  Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 29, 2012
Net cash provided by operating activities (GAAP)	$770.0	$830.0
Purchases of property, plant and equipment	(70.0)	(80.0)
Free cash flow (Non-GAAP)	$700.0	$750.0

	Actual for the Nine Months Ended November 30, 2011	Actual for the Nine Months Ended November 30, 2010
Net cash provided by operating activities (GAAP)	$640.8	$369.4
Purchases of property, plant and equipment	(54.1)	(70.1)
Free cash flow (Non-GAAP)	$586.7	$299.3